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                                                                      EXHIBIT 11

                       AMERICAN INTERNATIONAL GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             SIX MONTHS          THREE MONTHS
                                                           ENDED JUNE 30,       ENDED JUNE 30,
                                                          -----------------    ----------------
                                                          1999(a)     1998      1999      1998
                                                          -------    ------    ------    ------
Share information reflects an adjustment on a pro forma
  basis for a common stock split in the form of a 25
  percent common stock dividend paid July 30, 1999.
Numerator:
Basic:
Net income..............................................  $2,476     $2,086    $1,277    $1,076
Series E Mandatory Conversion Premium Dividend Preferred
  Stock.................................................      --         (6)       --        (3)
                                                          ------     ------    ------    ------
Net income (applicable to common stock).................  $2,476     $2,080    $1,277    $1,073
                                                          ======     ======    ======    ======
Diluted:
Net income (applicable to common stock).................  $2,476     $2,086    $1,277    $1,076
                                                          ======     ======    ======    ======
Denominator:
Basic:
Average outstanding shares used in the computation of
  per share earnings:
  Common stock..........................................   1,667      1,632     1,667     1,632
  Common stock in treasury..............................    (119)      (111)     (118)     (111)
  Common stock issued and outstanding but not vested to
     participants under various employee stock plans....      --         (3)       --        (3)
                                                          ------     ------    ------    ------
Average outstanding shares -- basic.....................   1,548      1,518     1,549     1,518
                                                          ------     ------    ------    ------
Diluted:
Average outstanding shares used in the computation of
  per share earnings:
  Common stock..........................................   1,667      1,632     1,667     1,632
  Common stock in treasury..............................    (119)      (111)     (118)     (111)
Stock options and stock purchase plan (treasury stock
  method)...............................................       7          5         7         5
SunAmerica employee stock plans.........................      13         10        13        11
Average number of shares issuable upon conversion of
  Series E Mandatory Conversion Premium Dividend
  Preferred Stock.......................................      --         14        --        14
Average number of shares issuable upon conversion of
  Premium Equity Redemption Cumulative Security Units...      --          6        --         6
                                                          ------     ------    ------    ------
Average outstanding shares -- diluted...................   1,568      1,556     1,569     1,557
                                                          ------     ------    ------    ------
Net income per share:
  Basic.................................................  $ 1.60     $ 1.37    $ 0.83    $ 0.71
                                                          ------     ------    ------    ------
  Diluted...............................................  $ 1.58     $ 1.34    $ 0.81    $ 0.69
                                                          ------     ------    ------    ------

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(a) The number of common shares outstanding as of June 30, 1999 was 1,548.
    The number of common shares that would have been outstanding as of June 30, 1999 assuming the exercise or issuance of all potentially dilutive common shares was 1,569.